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                                                                    Exhibit 10.1


                      AMENDMENT TO PARADYNE NETWORKS, INC.
                           1996 EQUITY INCENTIVE PLAN

4.       SHARES SUBJECT TO PLAN

         Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate eleven million (11,000,000) shares of Common Stock, plus an annual increase to be added on each June 1, beginning with June 1, 2000, equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock outstanding on such anniversary date, or (ii) four million five hundred thousand (4,500,000) shares. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.